Exhibit 99.1

NuStar GP Holdings, LLC Reports Increased EPU and DCF in the Third Quarter of 2014

SAN ANTONIO, October 31, 2014 - NuStar GP Holdings, LLC (NYSE: NSH) today announced that net income for the third quarter of 2014 was $17.6 million, or $0.41 per unit, compared to $12.0 million, or $0.29 per unit, for the third quarter of 2013. Third quarter 2014 distributable cash flow available to unitholders was $23.7 million, or $0.55 per unit, compared to $22.6 million, or $0.53 per unit, for the third quarter of 2013.
With respect to the quarterly distribution to unitholders for the third quarter of 2014, NuStar GP Holdings, LLC announced that its board of directors has declared a distribution of $0.545 per unit. The third quarter 2014 distribution will be paid on November 19, 2014, to holders of record as of November 10, 2014.
“NuStar GP Holdings, LLC continues to benefit from NuStar Energy L.P.’s strong quarterly results, due to its ownership interests and ownership of the incentive distribution rights in NuStar Energy L.P.,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC.
A conference call with management is scheduled for 10:00 a.m. ET (9:00 a.m. CT) today, October 31, 2014, to discuss the financial results for the third quarter of 2014. Investors interested in listening to the presentation may call 800/622-7620, passcode 14492802. International callers may access the presentation by dialing 706/645-0327, passcode 14492802. The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 14492802. International callers may access the playback by calling 404/537-3406, passcode 14492802. The playback will be available until 11:59 p.m. ET on November 30, 2014.
Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly by clicking here or by logging on to NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
The presentation will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 13.1 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent liquids terminal and pipeline operators in the nation. NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargpholdings.com.
This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar GP Holdings, LLC’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar GP Holdings, LLC’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar GP Holdings, LLC, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes forward-looking statements regarding future events, such as the future performance of NuStar Energy L.P. and NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2013 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Actual results may differ materially from those described in the forward-looking statements.

NuStar GP Holdings, LLC and Subsidiaries
Condensed Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$17,770	$13,462	$48,899	$39,023

General and administrative expenses	(877)	(941)	(2,629)	(2,359)
Other income (expense), net	354	(9)	567	90
Interest expense, net	(216)	(191)	(669)	(534)

Income before income tax benefit (expense)	17,031	12,321	46,168	36,220
Income tax benefit (expense)	608	(286)	885	(551)
Net income	$17,639	$12,035	$47,053	$35,669

Basic and diluted net income per unit	$0.41	$0.29	$1.10	$0.84

Equity in Earnings of NuStar Energy L.P.:
General partner interest	$1,025	$452	$2,498	$1,174
General partner incentive distribution	10,805	10,805	32,415	32,415
General partner’s interest in earnings and incentive distributions of NuStar Energy L.P.	11,830	11,257	34,913	33,589
Limited partner interest in earnings of NuStar Energy L.P.	6,661	2,926	16,149	7,597
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,163)	(2,163)
Equity in earnings of NuStar Energy L.P.	$17,770	$13,462	$48,899	$39,023

Distributable Cash Flow (Note 1):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest	$1,961	$1,961	$5,883	$5,883
General partner incentive distribution	10,805	10,805	32,415	32,415
Limited partner interest – common units	11,380	11,268	33,814	33,820
Total cash distributions expected from NuStar Energy L.P.	24,146	24,034	72,112	72,118
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(877)	(941)	(2,629)	(2,359)
Income tax benefit (expense)	608	(286)	885	(551)
Interest expense, net	(216)	(191)	(669)	(534)
DCF	$23,661	$22,616	$69,699	$68,674

Weighted average number of common units outstanding	42,702,185	42,624,518	42,672,383	42,616,256

DCF per unit (Note 1)	$0.55	$0.53	$1.63	$1.61

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC:
Distribution per unit	$0.545	$0.545	$1.635	$1.635

Total distribution	$23,351	$23,231	$69,849	$69,689

NuStar GP Holdings, LLC and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Per Unit Data)
Notes:

(1)
NuStar GP Holdings, LLC utilizes financial measures, distributable cash flow (DCF) and DCF per unit, which are not defined in U.S. generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the ability to make a minimum quarterly distribution. DCF and DCF per unit are not intended to represent cash flows from operations for the period, nor are they presented as an alternative to net income. They should not be considered in isolation or as a substitute for a measure of performance in accordance with U.S. generally accepted accounting principles.

The following is a reconciliation of net income to DCF and net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$17,639	$12,035	$47,053	$35,669
Less equity in earnings of NuStar Energy L.P.	(17,770)	(13,462)	(48,899)	(39,023)
Plus cash distributions expected from NuStar Energy L.P.	24,146	24,034	72,112	72,118
Other (income) expense, net	(354)	9	(567)	(90)
DCF	23,661	22,616	69,699	68,674
Less cash distributions expected from NuStar Energy L.P.	(24,146)	(24,034)	(72,112)	(72,118)
Distributions of equity in earnings of NuStar Energy L.P.	17,770	13,462	48,899	39,023
Net effect of changes in operating accounts	7,889	(7,842)	9,636	(7,782)
Net cash provided by operating activities	$25,174	$4,202	$56,122	$27,797